Exhibit 99.1

Archer Daniels Midland Company 4666 Faries Parkway Decatur, Ill. 62526

ADM Announces Commencement of Private Exchange Offers

DECATUR, Ill., Sept. 14, 2012 – Archer Daniels Midland Company (NYSE: ADM) announced today the commencement of a private offer to exchange up to $600,000,000 (the “Exchange Limit”) of its outstanding 6.95% Debentures due 2097 (CUSIP No. 039483AP7), 5.765% Debentures due 2041 (CUSIP No. 039483BC5), 7.00% Debentures due 2031 (CUSIP No. 039483AS1), 6.45% Debentures due 2038 (CUSIP No. 039483AX0), 5.935% Debentures due 2032 (CUSIP No. 039483AT9), 6.625% Debentures due 2029 (CUSIP No. 039483AR3), 7.50% Debentures due 2027 (CUSIP No. 039483AM4), and 6.75% Debentures due 2027 (CUSIP No. 039483AN2) (collectively, the “Old Debentures”) for new senior debentures due 2043 (the “New Debentures”) and cash (the “Exchange Offers”).

The Exchange Offers are being conducted by ADM upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated September 14, 2012, and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to any holder of the Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”) or (2) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act (each, an “Eligible Holder”).

The Old Debentures will be accepted for exchange up to the Exchange Limit based on the acceptance priority level for each series as specified in the offering documents.

ADM is undertaking the offer to exchange higher coupon debt for lower coupon debt and additional consideration.

The Exchange Offers are subject to certain conditions, including the requirement that a sufficient principal amount of Old Debentures has been validly tendered and not validly withdrawn such that a minimum of $250,000,000 aggregate principal amount of New Debentures will be issuable in exchange for such Old Debentures on the Settlement Date (as defined below) and that the yield on the Reference Treasury (as defined below) is not less than 2.5% or more than 3.6% at the Pricing Time, which is 2:00 p.m., New York City time, on September 27, 2012 (subject to extension by ADM), except that in the case of the Exchange Offer for the 6.95% Debentures due 2097, the yield on the Reference Treasury may not be less than 2.67% or more than 3.34% at the Pricing Time. The “Settlement Date” will be promptly after the Expiration Date, which is 11:59 p.m., New York City time, on October 12, 2012 (subject to extension by ADM), and is expected to be on the second business day after the Expiration Date. The “Reference Treasury” is the 3.00% United States Treasury due May 15, 2042.

Subject to the Exchange Limit, Eligible Holders who validly tender and who do not validly withdraw their Old Debentures prior to 5:00 p.m., New York City time, on September 27, 2012, subject to any extension by ADM, will be eligible to receive an early participation premium equal to $30 per $1,000 principal amount of Old Debentures.

The Exchange Offers will expire at the Expiration Date. Tenders of Old Debentures in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time on September 27, 2012, subject to extension by ADM, but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a certification of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the offering documents can certify their eligibility at http://www.dfking.com/adm.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Information

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2012 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

Archer Daniels Midland Company

Media Relations Contact

Jackie Anderson

media@adm.com

217-424-5413

Investor Relations Contact

Ruth Ann Wisener

217-451-8286